UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

X    Preliminary Information Statement

[ ]  Confidential,   for  Use  of  the   Commission   Only  (as   permitted   by
     Rule14c-5(d)(2))

[ ]  Definitive Information Statement

First American Capital Corporation

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

 X   No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(4)  Date Filed:

                       FIRST AMERICAN CAPITAL CORPORATION
                          1303 SW First American Place
                              Topeka, Kansas 66604

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

              To be held on Tuesday, January 23, 2007 at 11:00 a.m.

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of First American Capital Corporation (the "Company") will be held on Tuesday, January 23, 2007 at 11:00 a.m. Central Time, at the corporate offices of First American Capital Corporation, 1303 SW First American Place, Topeka,
Kansas 66605 to approve the following amendments to the Articles of Incorporation of the Company (the "Amendments") and a reverse stock split of the Company's Common Stock (the "Common Stock") whereby every three shares of Common Stock will be reverse split into one share of Common Stock (collectively, with the Amendments, the "Approvals").

The Amendments will (i) increase the number of shares of Common Stock that the Company is authorized to issue to 25,000,000 (ii) increase the number of shares of authorized preferred stock to 1,550,000; and (iii) reduce the par value of each share of Common Stock from $0.10 to $0.01.

The Company is not asking you to submit a proxy to vote your shares at the Meeting. At the Record Date (as defined below), 8,000,000 shares of the Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. Shareholders who are the legal holders of more than fifty percent (50%) of the voting rights of the Company have executed proxies (the "Proxies") approving the proposed Amendments. You are welcome to attend the Meeting in person and to vote your shares. However, the Proxies are sufficient, without any further action, to provide the requisite approval of the Approvals by the votes of a majority of the outstanding shares of Common Stock.

You are encouraged to read the attached Information Statement for further information regarding the action to be taken at the Meeting. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities and Exchange Act of 1934, as amended. Holders of record of shares of Common Stock at the close of business on December 11, 2006, the date set by the Board of Directors of the Company (the "Board") for the determination of the holders of Common Stock entitled to Notice of and to vote at the Meeting (the "Record Date"), will be given a copy of this Information Statement.


                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        FIRST AMERICAN CAPITAL CORPORATION

                                        By:  /s/ Harland E. Priddle
                                           -------------------------------
                                        Name:  Harland E. Priddle
                                        Title:    Secretary

                       FIRST AMERICAN CAPITAL CORPORATION
                          1303 SW First American Place
                              Topeka, Kansas 66604

                        SHAREHOLDER INFORMATION STATEMENT

***We Are Not Asking for a Proxy and You are Requested Not To Send Us a Proxy***

This Information Statement is first being mailed or furnished to stockholders on or about January 2, 2007 and the Meeting will be held on Tuesday, January 23, 2007, more than 20 days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

               Approval of Amendments to Articles of Incorporation
               ---------------------------------------------------

Summary of Transactions with Brooke Corporation

On October 6, 2006, the Company entered into a definitive Stock Purchase and Sale Agreement (the "Agreement") to sell shares of Common Stock that equate to approximately 55% of the shares to be outstanding on a fully diluted basis thereafter to Brooke Corporation ("Brooke") of Overland Park, Kansas, for
$3,000,000 in cash and execution of a Brokerage Agreement (the "Brokerage Agreement") pursuant to which, among other things, CJD & Associates, L.L.C., Brooke's brokerage subsidiary ("CJD"), will cause all new managing general agent loan brokerage business to be transacted through First Life Brokerage, Inc., a subsidiary of the Company ("FLB"). Brooke agrees that if $6,000,000 of pretax profits are not generated by FLB over a three-year period in accordance with a specified schedule, then Brooke shall contribute funds to the Company as additional consideration for the issuance of the shares of the Company's Common Stock acquired pursuant to the Agreement to the extent the pretax profit goal is not made under such schedule.

The transactions will be effected pursuant to the Agreements in two steps. On December 8, 2006, the Company and Brooke closed on the first set of transactions pursuant to the Agreement (the "Closing") and Brooke acquired for a price of $2,552,132 and execution of the Brokerage Agreement, 3,742,943 shares of Common Stock, representing approximately 46.8% of the Company's authorized and issued Common Stock (the "Initial Shares"), and a warrant (the "Warrant") to purchase an additional 1,643,460 shares of Common Stock to be authorized for issuance pursuant to the Amendments, which, when exercised, will increase Brooke's aggregate ownership to approximately 55% of the shares of Common Stock on a fully diluted basis. The Warrant is exercisable at a price of $447,818.

Before the Warrant can be exercised, however, the stockholders of the Company must approve the Amendments. The newly authorized Common Stock will have no preemptive rights.

Together, Brooke, holding the Initial Shares and voting the shares of the Board pursuant to the Proxies, will have sufficient voting power to cause a quorum to be present at the Meeting and to cause the Approvals to be approved. The meeting and voting process is described more fully below.

The following is a description of additional elements of the transactions to be implemented pursuant to the Agreement.

The MGA Loan Brokerage Business

Prior to the Closing, CJD was engaged in the business of consulting with managing general agents and managing agencies regarding (i) acquisitions of managing general agencies, (ii) financing of such acquisitions or other activities or needs of managing general agencies, and (iii) other borrower's assistance services. Additionally, CJD also was engaged in directing such managing general agents and managing general agencies to Brooke Credit Corporation ("BCC") for the purpose of obtaining commercial loans from BCC (the "MGA Loans") for such acquisitions, activities or needs, as well as providing collateral preservation services to BCC with respect to the

MGA Loans, for which CJD received a fee from the borrower that may be funded by BCC's loan to the borrower and/or compensation from BCC for collateral preservation services.

Pursuant to the Brokerage Agreement, as of and after Closing, the MGA Loan Brokerage Business has been and will be transacted through FLB, such that (1) FLB conducts new MGA Loan Brokerage Business arising after the Closing, (2) FLB continues to conduct the business of brokering life, health, disability, and annuity products underwritten by insurance companies other than First Life America Corporation, a wholly-owned subsidiary of the Company ("FLAC"); and (3) CJD agrees not to conduct any new MGA Loan Brokerage Business or any Life Insurance Brokerage Business after the Closing. CJD continues its business as a wholesale property and casualty insurance broker, specializing in excess and surplus lines brokerage services pursuant to which CJD assists unaffiliated insurance agents and franchisees of Brooke Franchise Corporation in finding for their customers insurance coverage for hard-to-place and niche risks.

Servicing Agreement

As a cost savings measure for the Company, as of and after the Closing, Brooke has agreed in a Servicing Agreement to provide many administrative and public-company compliance services to the Company, including, but not limited to, human resource services, payroll accounting, legal services, accounting, tax and auditing services, risk management, and corporate marketing services. The $5,000 monthly cost for these services should provide material cost savings to the Company. The Servicing Agreement is to terminate December 31, 2007.

Minority Stockholder Protections / Liquidity Opportunities

Brooke has agreed to use commercially reasonable efforts to cause the Company to obtain a listing of the outstanding shares of Common Stock for trading on the American Stock Exchange or the Nasdaq Capital Market as soon as is possible, provided that such shares are eligible to be so listed.

Until the earlier of the date of listing of the Common Stock of the Company on an exchange or the date that is 3 years after the date on which the Warrant is exercised, a committee (the "Committee") comprised of at least 3 members of the Board that are "independent" (as that term is defined in the stock exchange listing rules) will be granted certain authority and powers set forth in the Charter of the Independent Directors Committee. The Committee will have the authority to approve or disapprove any amendments or waivers to many of the ancillary documents to the Agreement, certain transactions with Brooke, certain major corporate transactions, and several other types of significant transactions or corporate actions. The purpose of these provisions is to give certain protections to the minority shareholders of the Company during the post-Closing period, until the stock is listed or for 3 years. These protections are in addition to those provided by state law fiduciary duties.

Pursuant to the Agreement, Brooke has agreed that, until the date that is 3 years after the Closing, Brooke will not to sell any shares of Common Stock that would result in Brooke holding less than a majority of the then-outstanding shares without prior notice to and approval by the Committee. Brooke also may not cause the Company to file a registration statement under the Securities Act of 1933, as amended, covering resales of any shares of Common Stock held by Brooke or its affiliates in an underwritten secondary offering of those shares unless it offers to include in such registration statement a proportionate amount of shares of the Common Stock of other stockholders of the Company in any such offering.

In addition, within 3 months after the Closing, the Company will commence a modified "Dutch auction" style tender offer for outstanding shares of Common Stock on substantially the terms provided in the exhibit to the Agreement titled "Dutch Auction Tender Offer." Pursuant to the Dutch Auction Tender Offer, the Company will offer to repurchase any shares of the Common Stock that its holders (other than Brooke) tender to the Company at a price determined as set forth in the Dutch Auction Tender Offer until a maximum aggregate of at least $500,000 has been paid by the Company for such repurchases (less the amount that legal fees reasonably incurred by the Company directly in connection with the Dutch Auction Tender Offer exceed $50,000). The Dutch Auction Tender Offer will be consummated within 30 days after the commencement thereof or longer if an extension of time is requested by Brooke and is approved by the Committee.

Reverse Stock Split

Pursuant to the Approvals, a reverse stock split of the Common Stock will be effected, whereby every 3 shares of Common Stock outstanding will be converted into ownership of 1 share of Common Stock, and fractional shares will be cashed out at the equivalent of $1.72 per whole share. Shareholders may, but are not required, to submit existing stock certificates to effectuate the reverse split. Upon sale or transfer of the Common Stock, new certificates will be issued reflecting the updated number of shares and the par value resulting from the Amendments. Prior to issuance of new certificates, each existing certificate will represent ownership of the total whole number of shares owned prior to the approval of the Amendments and divided by 3. For example, a certificate representing ownership of 1,000 shares of Common Stock prior to the effectiveness of the Merger will represent ownership of 333 shares of Common Stock after the split is effected. Cash will be paid for the resulting fractional share.

Voting Procedures

At the Meeting, Brooke will vote the Initial Shares in favor of the Approvals. At the Closing, Brooke executed and delivered to the Company an irrevocable proxy, coupled with an interest, to Harland Priddle, who is to vote the Initial Shares in favor of the Approvals in the event that Brooke breaches its duty to vote the shares as agreed by the parties. At the Closing, each member of the Board of Directors of the Company executed and delivered to Brooke's designee an irrevocable proxy ("Director Proxy") to vote the shares they hold in favor of the Approvals. Brooke and the directors who have executed the Director Proxies are restricted from selling or otherwise disposing of or alienating its or his interest in the shares of the Company prior to the shareholder approval of the Approvals.

One share of Common Stock is entitled to one vote and all shareholders as of the Record Date may attend the Meeting to vote their shares and/or any shares for which they hold a valid proxy. However, shareholders who are the legal holders of more than fifty percent (50%) of the voting rights of the Company, as of the record date, have already executed Proxies to vote in favor of the Approvals. While you are welcome to attend the meeting and vote your shares, the Proxies are sufficient, without any further action, to provide the necessary stockholder approval of the action at the Meeting. The Amendments will become effective upon the filing thereof with the Kansas Secretary of State after the approval thereof by the shareholders at the Meeting.

                 Voting Securities and Principal Holders Thereof
                 -----------------------------------------------

At  the  Record  Date,   8,000,000  shares  of  Common  Stock  were  issued  and
outstanding. Each share of Common Stock is entitled to one vote.

The following table sets forth information as of the Record Date regarding beneficial ownership of the Company Common Stock by (i) the only persons or groups known by the Company to own beneficially more than 5% of the Company Common Stock outstanding or subject to exercisable warrants; (ii) the directors, individually; (iii) each nominee, individually; (iv) each executive officer of the Company, individually; and (v) all officers and directors as a group. Additionally, the table sets forth in pro forma format the anticipated share ownership data for those categories of holders assuming approval of the Amendments and exercise of the Warrant by Brooke. Except as otherwise noted in the footnotes to the table, the beneficial owners have sole voting and investment power as to all of the shares beneficially owned by them.


                                                                                             Pro Forma       Pro Forma
                                                                Shares        Percent of       Shares        Percent of
    Name and Address                Status of Holder            Owned           Class          Owned           Class

Brooke Corporation
10950 Grandview Drive
Suite 600                           Beneficial owner
Overland Park, KS  66210            of more than 5%           3,742,943          45.93%      5,386,403         55.00%


                                       5

Paul E. Burke, Jr.
2009 Camelback Drive
Lawrence, KS 66047                  Director                     50,000              *          50,000             *

Edward C. Carter
4100 Wimbledon Drive
Lawrence, KS 66047                  Director                     85,000           1.04%         85,000             *

Thomas M. Fogt
8200 W 101st Ter
Overland Park, KS 66212             Director                    100,200**         1.23%        100,200**        1.02%


Kenneth L. Frahm
Box 849
Colby, KS 67701                     Director                     40,000              *          40,000             *

John G. Montgomery
P. O. Box 129
Junction City, KS 66441             Director                     45,000              *          45,000             *

Harland E. Priddle
8214 South Haven Rd.                Director;
Burrton, KS 67020                   Officer                      40,000              *          40,000             *

John F. Van Engelen
4624 NW Kendall Dr.                 Director;
Topeka, KS  66618                   Officer                      51,000***           *          51,000***          *

Gary E. Yager
3521 SW Lincolnshire
Topeka, KS 66614                    Director                     40,000              *          40,000             *

----------------------------------- ------------------- ---------------- --------------- -------------- --------------
All Directors and Officers as a                                 451,200           5.54%        451,200          4.61%
Group  (8 persons)


*    Indicates less than 1% ownership.

** Includes shares issuable pursuant to a warrant to purchase 100,000 shares of Common Stock at $1.72 per share, which was issued at the Closing pursuant to the Agreement and is currently exercisable.

*** Includes shares issuable pursuant to a warrant to purchase 50,000 shares of Common Stock at $1.72 per share, which was issued at the Closing pursuant to the Agreement and is currently exercisable.

--------------------------------------------------------------------------------

All current members of the Board of Directors, except Paul E. Burke, Jr. and John F. Van Engelen (who were designated by Brooke prior to Closing), submitted written resignations from the Board at the Closing to be effective upon exercise of the Warrant (the "Resigning Directors"). All Resigning Directors will no longer be members of the Board of Company after exercise of the Warrant by Brooke. The Company also entered into an Employment Agreement with John Van Engelen to serve as President of First Life America Corporation (the "Employment Agreement"). The Employment Agreement shall run through June 30, 2007, paying Mr. Van Engelen $144,800 in addition to any unpaid performance based bonus carried over from Mr. Van Engelen's previous employment agreement with FACC.

                         Financial and Other Information
                         -------------------------------

The financial data required pursuant to Item 13 of Regulation 14A is hereby incorporated by reference to First American Capital Corporation's most recent 10-KSB and 10-QSB reports on file with the SEC. A copy of both reports are included with this Information Statement. Representatives of the principal accountant for the Company are not expected to be present at the Meeting and therefore will not be making a statement nor be available to respond to questions at the Meeting.

You may access  additional  information  regarding  the Company,  including  all
reports  filed  with  the  Securities  and  Exchange  Commission,   through  the
Securities and Exchange Commission's EDGAR archives at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS
FIRST AMERICAN CAPITAL CORPORATION

By:   /s/ Harland E. Priddle
    ------------------------------
Name:  Harland E. Priddle
Title: Secretary